Exhibit 23.3

26/F HKRI Centre One, HKRI Taikoo Hui

288 Shimen Road (No.1),

Shanghai 200041, P. R. China

T: (86-21) 5298-5488

F: (86-21) 5298-5492

July 17, 2024

H World Group Limited

No. 1299 Fenghua Road

Jiading District

Shanghai 201803

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the references to our firm’s name under the headings “Our Company”, “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in H World Group Limited’s registration statement on Form F-3 (the “Registration Statement”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ JunHe LLP
JunHe LLP

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